                                                                      EXHIBIT 11



                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE


                                                   Three Months Ended                 Nine Months Ended
                                                      October 31,                        October 31,
                                              ----------------------------       ----------------------------
                                                 2001             2000              2001             2000
                                              -----------      -----------       -----------      -----------
BASIC:
Net income from continuing operations         $ 1,010,000      $ 1,643,000       $ 3,631,000      $ 2,981,000
Weighted average shares outstanding             7,002,000        6,831,000         7,040,000        6,677,000
                                              -----------      -----------       -----------      -----------
Basic income per share from continuing
      operations                              $      0.14      $      0.24       $      0.52      $      0.45
                                              ===========      ===========       ===========      ===========

Net income (loss) from discontinued
      operations                              $        --      $  (121,000)      $        --      $   378,000
Weighted average shares outstanding             7,002,000        6,831,000         7,040,000        6,677,000
                                              -----------      -----------       -----------      -----------
Basic income (loss) per share from
      discontinued operations                 $        --      $     (0.02)      $        --      $      0.05
                                              ===========      ===========       ===========      ===========

Net income                                    $ 1,010,000      $ 1,522,000       $ 3,631,000      $ 3,359,000
Weighted average shares outstanding             7,002,000        6,831,000         7,040,000        6,677,000
                                              -----------      -----------       -----------      -----------
Basic income per share                        $      0.14      $      0.22       $      0.52      $      0.50
                                              ===========      ===========       ===========      ===========

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE


                                                            Three Months Ended                   Nine Months Ended
                                                                October 31,                         October 31,
                                                       -----------------------------       -----------------------------
                                                          2001              2000              2001              2000
                                                       -----------       -----------       -----------       -----------
DILUTED:
Net income from continuing operations                  $ 1,010,000       $ 1,643,000       $ 3,631,000       $ 2,981,000
Effect of subsidiary options                               (44,000)          (95,000)         (178,000)         (211,000)
                                                       -----------       -----------       -----------       -----------
Net income used in calculation of diluted
      income per share from continuing
      operations                                       $   966,000       $ 1,548,000       $ 3,453,000       $ 2,770,000
                                                       ===========       ===========       ===========       ===========

Weighted average shares outstanding                      7,002,000         6,831,000         7,040,000         6,677,000
Effect of dilutive securities -- stock options              86,000           220,000            96,000           293,000
                                                       -----------       -----------       -----------       -----------
Weighted average shares used in calculation of
      diluted income per share from continuing
      operations                                         7,088,000         7,051,000         7,136,000         6,970,000
                                                       ===========       ===========       ===========       ===========
Diluted income per share from continuing
      operations                                       $      0.14       $      0.22       $      0.48       $      0.40
                                                       ===========       ===========       ===========       ===========

Net income (loss) from discontinued operations         $        --       $  (121,000)      $        --       $   378,000
Effect of subsidiary options                                    --                --                --                --
                                                       -----------       -----------       -----------       -----------
Net income (loss) used in calculation of
      diluted income per share from
      discontinued operations                          $        --       $  (121,000)      $        --       $   378,000
                                                       ===========       ===========       ===========       ===========

Weighted average shares outstanding                      7,002,000         6,831,000         7,040,000         6,677,000
Effect of dilutive securities -- stock options              86,000           220,000            96,000           293,000
                                                       -----------       -----------       -----------       -----------
Weighted average shares used in calculation of
      diluted income per share from discontinued
      operations                                         7,088,000         7,051,000         7,136,000         6,970,000
                                                       ===========       ===========       ===========       ===========
Diluted income (loss) per share from discontinued
      operations                                       $        --       $     (0.02)      $        --       $      0.05
                                                       ===========       ===========       ===========       ===========

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE


                                                         Three Months Ended                  Nine Months Ended
                                                             October 31,                        October 31,
                                                    -----------------------------       -----------------------------
                                                       2001              2000              2001              2000
                                                    -----------       -----------       -----------       -----------
Net income                                          $ 1,010,000       $ 1,522,000       $ 3,631,000       $ 3,359,000
Effect of subsidiary options                            (44,000)          (95,000)         (178,000)         (211,000)
                                                    -----------       -----------       -----------       -----------
Net income used in calculation of diluted
      income per share                              $   966,000       $ 1,427,000       $ 3,453,000       $ 3,148,000
                                                    ===========       ===========       ===========       ===========

Weighted average shares outstanding                   7,002,000         6,831,000         7,040,000         6,677,000
Effect of dilutive securities -- stock options           86,000           220,000            96,000           293,000
                                                    -----------       -----------       -----------       -----------
Weighted average shares used in calculation of
      diluted income per share                        7,088,000         7,051,000         7,136,000         6,970,000
                                                    ===========       ===========       ===========       ===========
Diluted income per share                            $      0.14       $      0.20       $      0.48       $      0.45
                                                    ===========       ===========       ===========       ===========